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                                                                   Exhibit 23(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of ReliaStar Financial Corp. and subsidiaries on Form S-3 of our reports dated February 3, 1998 appearing in and incorporated by reference in the Annual Report on Form 10-K of ReliaStar Financial Corp. and subsidiaries for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


/s/Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Minneapolis, Minnesota
February 25, 1999